CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Counselor Series Trust (Invesco Counselor Series Trust) of:

(i)

Our reports dated October 26, 2018, relating to the financial statements and financial highlights which appear in Invesco California Tax-Free Income Fund’s, Invesco Core Plus Bond Fund’s, Invesco Equity and Income Fund’s, Invesco Global Real Estate Income Fund’s, Invesco Pennsylvania Tax Free Income Fund’s, Invesco Short Duration High Yield Municipal Fund’s and Invesco Strategic Real Return Fund’s Annual Report on Form N-CSR for the year ended August 31, 2018, and

(ii)

Our reports dated October 29, 2018, relating to the financial statements and financial highlights which appear in Invesco American Franchise Fund’s, Invesco Equally-Weighted S&P 500 Fund’s, Invesco Floating Rate Fund’s, Invesco Growth and Income Fund’s, Invesco Low Volatility Equity Yield Fund’s, Invesco S&P 500 Index Fund’s and Invesco Small Cap Discovery Fund’s Annual Report on Form N-CSR for the year ended August 31, 2018.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 19, 2018